UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2024, Flexsteel Industries, Inc. issued a press release announcing Third Quarter Ended March 31, 2024 operating results. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Derek P. Schmidt as Chief Executive Officer

On April 29, 2024, Flexsteel Industries, Inc. (the “Company”) announced the appointment of Derek P. Schmidt to the position of Chief Executive Officer effective on July 1, 2024. Mr. Schmidt will also continue to serve as the Company’s President. Mr. Schmidt will succeed Jerald K. Dittmer who has announced his resignation from the position of Chief Executive Officer effective June 30, 2024, and retirement from the Company on December 31, 2024.

Derek Schmidt, age 51, joined the Company as Chief Financial Officer and Chief Operating Officer in April 2020, and was subsequently appointed Secretary and Treasurer in May 2020. On June 1, 2022, in connection with the hiring of a Chief Financial Officer, Mr. Schmidt relinquished that position, as his role as the Chief Operating Officer expanded to take on additional responsibilities and strategic ownership of manufacturing, sourcing and procurement, logistics and distribution, and product management and development. In May 2023, Mr. Schmidt was appointed as Chief Financial Officer on an interim basis, in addition to his responsibilities as Chief Operating Officer. He relinquished the Chief Financial Officer position on January 10, 2024, and concurrently was promoted to the position of President to reflect his level of responsibility for the Company’s operations and growth strategy. On January 10, 2024, Mr. Schmidt was also appointed as a member of the Board of Directors.

Mr. Schmidt has almost 30 years of broad general management and financial leadership experience driving profitable growth across multiple industries, including over eleven years in the furniture industry. Prior to joining the Company, Mr. Schmidt was CFO of Crescent Electric Supply Co., one of the nation’s largest electrical distributors. From 2011 to 2018, Mr. Schmidt held multiple executive positions with HNI Corporation, a leading global office furniture manufacturer. Prior to joining HNI, Mr. Schmidt held financial leadership positions with companies such as Silgan Plastics Corporation, MasterBrand Cabinets, Inc., and General Mills Inc.

Mr. Schmidt is a graduate of the University of Wisconsin with a Bachelor of Business Administration in accounting and finance. He also earned a Master of Business Administration with an emphasis in finance and strategic management from the University of Minnesota Carlson School of Management.

In connection with Mr. Schmidt’s appointment to the position of Chief Executive Officer and continuing to serve as President, the Company entered into an employment agreement with Mr. Schmidt, dated April 25, 2024, to become effective July 1, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Schmidt will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary of $570,000. In addition to his base compensation, Mr. Schmidt will be entitled to additional compensation as described below.

1. Mr. Schmidt will receive a signing bonus in the form of restricted stock units with a value of $105,000.

2. Mr. Schmidt will be eligible to participate in the Company’s Cash Incentive Plan with his initial participation set at 90% of his base salary at target performance.

3. Mr. Schmidt will be eligible to participate in the Company’s long-term incentive program under the 2022 Equity Incentive Plan with his participation set at 140% of his base salary and paid in shares, beginning with the July 1, 2024 through June 30, 2025 performance period.

Mr. Schmidt will be entitled to participate in such life insurance, disability, medical, dental, retirement plans, paid time off benefits and other employee benefits and policies made available by the Company to its officers and/or executive employees generally, as they may change from time to time.

Under the Company’s Severance Plan for Management Employees, if the Company terminates Mr. Schmidt for reasons other than cause, death, or disability, the Company will pay Mr. Schmidt an amount equivalent to twelve (12) months base salary plus an amount equal to the value of the cash incentive plan payment at target performance in the year of termination. The Company will also pay Mr. Schmidt a lump sum equal to twelve (12) months of COBRA premiums.

The Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference. The foregoing description of such agreement is qualified in its entirety by reference to the full text of such agreement.

Resignation of Jerald K. Dittmer from the Position of Chief Executive Officer

On April 29, 2024, the Company also announced the resignation of Jerald K. Dittmer from the position of Chief Executive Officer effective June 30, 2024, and his retirement as a Company employee and director effective December 31, 2024. In connection with Mr. Dittmer’s resignation, the Company entered into a Transition and Retirement Agreement and Release with Mr. Dittmer dated April 25, 2024 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Dittmer will receive $16,667 per month, or portion thereof, through December 31, 2024, for his continued service as a strategic advisor to the Company. Mr. Dittmer will also receive a pro rata portion of the restricted stock unit awards granted July 1, 2022 and July 1, 2023 and performance stock unit award granted July 1, 2023. The pro rata calculation will be based on a vesting or performance period, as applicable, ending December 31, 2024. The performance stock unit awards will be based on actual results. Mr. Dittmer will not be entitled to any payments under the Company’s Severance Plan for Management Employees.

The Retirement Agreement is attached hereto as Exhibit 10.2 and incorporated by reference. The foregoing description of such agreement is qualified in its entirety by reference to the full text of such agreement.

A copy of the press release dated April 29, 2024, announcing the naming of Mr. Schmidt to the Chief Executive Officer position and the resignation and retirement of Mr. Dittmer, is attached hereto as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call and webcast at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, April 30, 2024 to discuss results and answer questions. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at 833-816-1123 (domestic) or 412-317-0710 (international) and requesting to be connected with the Flexsteel conference call.

Additionally, interested parties can listen to a live webcast of the call in the Investor Relations section of the Company's website at http://ir.flexsteel.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A recorded replay can be accessed through May 7, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international); Replay access code: 9414420.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Employment Agreement between the Company and Derek P. Schmidt, dated April 25, 2024

10.2 Transition and Retirement Agreement and Release with Mr. Dittmer dated April 25, 2024

99.1 Press Release on Fiscal Third Quarter Results by Flexsteel Industries, Inc. dated April 29, 2024

99.2 Press Release on CEO Transition by Flexsteel Industries, Inc. dated April 29, 2024

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	April 29, 2024	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer